Exhibit 2


                                   BYLAWS

                                     OF

                               CMC FUND TRUST

                          An Oregon Business Trust


                                 ARTICLE I

                                  OFFICES


     1.01 Principal Office. The Trustees shall fix the location of the principal executive office of the Trust at any place in or out of Oregon.

     1.02 Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                 ARTICLE II

                      SHAREHOLDERS MEETINGS AND VOTING

     2.01 Place of Meetings. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Trustees. If a meeting place is not designated by the Trustees, the meeting shall be held at the principal executive office of the Trust.

     2.02 Call of Meeting. A meeting of the shareholders may be called at any time by the Trustees or the President and shall be called by any officer of the Trust if required by the Investment Company Act of 1940.

     2.03 Notice of Meetings. Written or printed notice stating the date, time and place of the shareholders meeting and the purposes for which the meeting is called shall be delivered by the Trust to each shareholder entitled to vote at the meeting not earlier than 70 days nor less than 10 days before the meeting date. Notice that is mailed shall be deemed delivered when mailed to the shareholder with postage prepaid at the shareholder's address shown in the Trust's record of shareholders.

     2.04 Waiver of Notice. A shareholder may at any time waive any notice required by law, these Bylaws or the Declaration of Trust. The waiver shall be in writing, be
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signed by the shareholder entitled to notice and be delivered to the Trust for inclusion in the minute book for the Trust. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.05 Fixing of Record Date. The Trustees may fix a date as the record date to determine the shareholders entitled to notice of a shareholders' meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be earlier than 70 days or, in the case of a meeting, later than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders may be different for each series of shares established under the Declaration of Trust. If not otherwise fixed by the Trustees, the record date to determine shareholders entitled to notice of and to vote at a shareholders meeting is the close of business on the day before the notice is first mailed or delivered to shareholders. If not otherwise fixed by the Trustees, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Trustees authorize the share or cash dividend or other distribution.

     2.06 Quorum; Adjournment

          2.06-1 Shares entitled to vote and shares of a series entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except where a larger quorum is required by applicable law, the Declaration of Trust or these Bylaws, 30 percent of the votes entitled to be cast on the matter by the shares, or the shares of a series entitled to vote as a separate voting group, constitutes a quorum for action on that matter.

          2.06-2 A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

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          2.06-3 Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.07 Voting Requirements; Action without Meeting.

          2.07-1 If a quorum exists, action on a matter, other than the election of Trustees, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, Trustees are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          2.07-2 Action required or permitted by law, the Declaration of Trust or the Bylaws to be taken at a shareholders meeting may be taken without a meeting if the action is taken by shareholders holding a majority of the shares entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by a majority of the shareholders holding the required number of shares entitled to vote on the action and delivered to the Secretary for inclusion in the minute book of the Trust. Shareholder action taken by written consent is effective when the last shareholder required to approve the action signs the consent, unless the consent specifies an earlier or later effective date.

     2.08 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Trust authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form states that it is irrevocable. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.

     2.09 Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder or purports to be executed on behalf of a shareholder, the Trust, if acting in good faith, is entitled to

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accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. The Trust is entitled to reject a vote, consent, waiver or proxy appointment if the officer of the Trust authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                                ARTICLE III

                                  TRUSTEES

     3.01 Powers. Subject to the applicable provisions of the Declaration of Trust and these Bylaws relating to action required to be approved by the shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

     3.02 Number and Qualification of Trustees. The number of Trustees shall be five unless that number is changed by a resolution adopted by a majority of the Trustees. Each Trustee shall serve during the existence of the Trust until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called to elect Trustees and until election of a successor.

     3.03 Vacancies. Subject to compliance with Section 16(a) of the Investment Company Act of 1940, vacancies in the number of Trustees may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Trustees call a meeting of shareholders for the purposes of electing Trustees. If at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Trustees shall cause to be held as promptly as possible, and in any event within 60 days, a meeting of the shareholders for the purpose of electing Trustees to fill any existing vacancies in the number of Trustees, unless the period is extended by order of the Securities and Exchange Commission.

     3.04 Regular Meetings. A regular meeting of the Trustees shall be held without notice at the time and place fixed by resolution of the Trustees.

     3.05 Special Meetings. Special meetings of the Trustees may be called by or at the request of the President or any two Trustees. The person or persons authorized to call special meetings of the Trustees may fix any place in or out of Oregon as the place for holding any special meeting of the Trustees called by them.

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     3.06 Notice. Notice of the date, time and place of any special meeting of the Trustees shall be given not later than the business day prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or
(c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the Trustee. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law.

     3.07 Waiver of Notice. A Trustee may at any time waive any notice required by law, these Bylaws or the Declaration of Trust. Except as set forth below, the waiver must be in writing, be signed by the Trustee entitled to the notice, specify the meeting for which notice is waived and be filed with the minute book of the Trust. A Trustee's attendance at or participation in a meeting waives any required notice to the Trustee of the meeting unless the Trustee at the beginning of the meeting, or promptly upon the Trustee's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.08 Quorum. A majority of the number of Trustees fixed in accordance with 3.02 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Trustees. If less than a quorum is present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice.

     3.09 Manner of Acting. The act of the majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees, unless a different number is required by law, the Declaration of Trust or these Bylaws.

     3.10 Meeting by Telephone Conference; Action without Meeting.

          3.10-1 Trustees may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all Trustees participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

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          3.10-2 Unless the Investment Company Act of 1940 requires that action be taken at a meeting of Trustees, any action that is required or permitted to be taken at a meeting of the Trustees may be taken without a meeting if one or more written consents describing the action taken are signed by a majority of the Trustees entitled to vote on the matter and included in the minute book of the Trust. The action shall be effective when the last Trustee signs the consent, unless the consent specifies an earlier or later effective date.

     3.11 Compensation. By resolution of the Trustees, the Trustees may be paid reasonable compensation for services as Trustees and their expenses of attending meetings of the Trustees.

     3.12 Presumption of Assent. A Trustee who is present at a meeting of the Trustees or a committee of the Trustees shall be deemed to have assented to the action taken at the meeting unless (a) the Trustee's dissent or abstention from the action is entered in the minutes of the meeting, (b) the Trustee delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Trust immediately after the adjournment of the meeting or (c) the Trustee objects at the beginning of the meeting or promptly upon the Trustee's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a Trustee who voted in favor of the action.

     3.13 Removal. Any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to removal, specifying the effective date of removal. Any Trustee may be removed at any special meeting of the shareholders by a vote of two-thirds of the outstanding shares.

     3.14 Resignation. Any Trustee may resign by delivering a signed written notice to the other Trustees. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of
(a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Trustees.

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                                 ARTICLE IV

                                 COMMITTEES

     4.01 Committees of Trustees. The Trustees may create by resolution adopted by a majority of the authorized number of Trustees one or more committees, each consisting of two or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Subject to the provisions of the Investment Company Act of 1940, any committee shall have the authority of the Trustees to the extent provided in the resolution of the Trustees.

     4.02 Meetings and Action of Committees. Meetings and actions of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees, except that (1) the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee and (2) written consents describing action taken by a committee without a meeting pursuant to 3.10-2 shall be signed by all members of the committee. Special meetings of committees may also be called by resolution of the Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Trustees may adopt rules for the governance of any committee not inconsistent with the provision of these Bylaws.

                                 ARTICLE V

                                  OFFICERS

     5.01 Officers. The officers of the Trust shall be a President and a Secretary, who shall be appointed by the Trustees at their first meeting. The Trustees and the President, to the extent permitted by resolution of the Trustees, may appoint one or more Vice Presidents, a Treasurer and any other officers, assistant officers and agents. Any two or more offices may be held by the same person.

     5.02 Compensation. The Trust may pay its officers reasonable compensation for their services as fixed from time to time by the Trustees or by the President with respect to officers appointed by the President.

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     5.03 Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

     5.04 Removal. Any officer or agent appointed by the Trustees or the President may be removed by the Trustees at any time with or without cause. Any officer or agent appointed by the President may be removed by the President at any time with or without cause.

     5.05 President. Unless otherwise determined by the Trustees, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall be responsible for the general operation of the Trust. He shall have any other duties and responsibilities prescribed by the Trustees.

     5.06 Vice Presidents. Each Vice President shall perform duties and responsibilities prescribed by the Trustees or the President. The Trustees or the President may confer a special title upon a Vice President.

     5.07 Secretary.

          5.07-1 The Secretary shall record and keep the minutes of all meetings of the Trustees and shareholders in one or more books provided for that purpose and perform any duties prescribed by the Trustees or the President.

          5.07-2 Any assistant secretary shall have the duties prescribed from time to time by the Trustees, the President or the Secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

     5.08 Treasurer. The Treasurer, if that office is filled, shall have charge and custody and be responsible for all funds and securities of the Corporation and shall have other duties as prescribed from time to time by the Trustees or the President.

                                 ARTICLE VI

                              INDEMNIFICATION

          The Trust shall indemnify to the fullest extent not prohibited by law any current or former Trustee, or officer of the Trust who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal,

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administrative, investigative or other (including an action, suit or proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Trustee, officer, employee or agent of the Trust, or serves or served at the request of the Trust as a trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Trust shall pay for or reimburse the reasonable expenses incurred by any such current or former Trustee or officer in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law. No amendment to these Bylaws that limits the Trust's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of Trustees, officers, employees and agents that may be included in the Declaration of Trust or any statute, bylaw, agreement, general or specific action of the Trustees, vote of shareholders or other document or arrangement. The right to and amount and manner of providing indemnification under this Article shall be determined subject to any limitations pursuant to Oregon law and the Investment Company Act of 1940 and regulations thereunder, including interpretations thereof by the Securities and Exchange Commission in effect at the time of the determination.

                                ARTICLE VII

                            RECORDS AND REPORTS

     7.01 Maintenance and Inspection of Shareholder Records. This Trust shall keep at its principal executive office or at the office of its transfer agent, if appointed, a record of its shareholders setting forth the names and addresses of all shareholders and the number and series of shares held by each shareholder.

     7.02 Maintenance and Inspection of Bylaws. The Trust shall keep at its principal executive office the original or a copy of these Bylaws as amended, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     7.03 Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the shareholders and the Trustees and any committee or committees of the Trustees shall be kept at the principal executive office of the Trust or at any other place designated by the Trustees.

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The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts or minute books of the Trust shall be opened to the inspection of the shareholders. No shareholder shall have the right to inspect the accounts or minute books or any document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.

     7.04 Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection incudes the right to copy and make extracts of documents.

                                ARTICLE VIII

               CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

     8.01 Contracts. Except as otherwise provided by law, the Trustees may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Trust, and this authority may be general or confined to specific instances.

     8.02 Loans. The Trust shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Trustees. The authority may be general or confined to specific instances.

     8.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes and other evidences of indebtedness issued in the name of the Trust shall be signed in the manner and by the officers or agents of the Trust designated by the Trustees.

     8.04 Deposits. All funds of the Trust not otherwise employed shall be deposited to the credit of the Trust in those banks, trust companies or other depositaries as the Trust or officers of the Trust designated by the Trust select; or be invested as authorized by the Trustees.

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                                 ARTICLE IX

                              GENERAL MATTERS

     9.01 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

     9.02 Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Trustees; provided, however, that any amendment of these Bylaws shall be approved by vote of a majority of outstanding shares of the Trust entitled to vote if required by law.


                                       Adopted: August 7, 1989


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